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                                                                  EXHIBIT 1(g)



                         AIM INTERNATIONAL FUNDS, INC.

                            ARTICLES OF RESTATEMENT


THIS IS TO CERTIFY THAT:


                 FIRST: AIM INTERNATIONAL FUNDS, INC., a Maryland corporation (the "Corporation"), desires to restate its charter (the "Charter") as currently in effect.

                 SECOND: The following provisions are all the provisions of the charter currently in effect:

                 FIRST: Incorporator. The undersigned, Samuel D. Sirko, whose address is Eleven Greenway Plaza, Suite 1919, Houston, Texas 77046, being at least eighteen years of age, does, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations, hereby act as incorporator with the intention of forming a corporation.

                 SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is AIM INTERNATIONAL FUNDS, INC.

                 THIRD: Purpose. The purpose for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, is to act as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

                 FOURTH: Principal Office and Resident Agent. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, and the address of such resident agent is 32 South Street, Baltimore, Maryland 21202.

                 FIFTH: Capitalization. (a) The total number of shares of common stock which the Corporation shall have the authority to issue is 2,000,000,000 shares with a par value of $.001 each.

                                  (i)  Of the 2,000,000,000 shares authorized
         by paragraph (a) of this Article FIFTH, two hundred million (200,000,000) shares are classified as AIM International Equity Fund Class A Shares, two hundred million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund Class A Shares, two hundred million (200,000,000) shares are classified as AIM Global Growth Fund Class A Shares, and two hundred million (200,000,000) shares are classified as AIM Global Income Fund Class A Shares (collectively, the "Class A Shares").




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                                  (ii)  Of the 2,000,000,000 shares authorized
         by paragraph (a) of this Article FIFTH, two hundred million (200,000,000) shares are classified as AIM International Equity Fund Class B Shares, two hundred million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund Class B Shares, two hundred million (200,000,000) shares are classified as AIM Global Growth Fund Class B Shares, and two hundred million (200,000,000) shares are classified as AIM Global Income Fund Class B Shares (collectively, the "Class B Shares").

                                  (iii)  Of the 2,000,000,000 shares authorized
         by paragraph (a) of this Article FIFTH, the balance of shares not classified as Class A or Class B Shares are unclassified. Unissued shares of common stock (both classified and unclassified) may be classified and reclassified by the Board of Directors.

                                  (iv)  All the shares of common stock of the
         Corporation, both classified and unclassified, collectively have an aggregate par value of $2,000,000.

                          (b)  Subject to the power of the Board of Directors
to reclassify unissued shares, the shares of each class or series of stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                                  (i)  All consideration received by the
         Corporation for the issuance or sale of shares of a particular class or series, together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class or series for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class.

                                  (ii)  The assets belonging to such class or
         series shall be charged with the liabilities of the Corporation in respect of such class or series, and with such class' or series' respective share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class or series bears to the net asset value of all classes or series. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class or series.

                                  (iii)  Dividends or distributions on shares
         of any class or series, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class or series.

                                  (iv)  In the event of the liquidation or
         dissolution of the Corporation, stockholders of each class or series shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to such class or series; and the assets so distributable to the stockholders of such class or series shall be distributed among such stockholders in proportion to the number of shares of such class or series held by them and recorded on the books of the Corporation.

                                  (v)  On each matter submitted to a vote of
         the stockholders, each holder of a share of stock shall be entitled to one vote for each such share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares shall be voted in the aggregate and not by class; provided, however, that to the extent




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         class voting is required by the 1940 Act or Maryland law, or otherwise directed by the Board of Directors, as to any such matter, shares shall be voted by individual class or series. No holder of shares of any class or series of stock shall be entitled to vote on any merger of another corporation with and into the Corporation if the consideration for such merger consists solely of the shares of another class or series of stock of the Corporation.

                                  (vi)  Except as set forth below, the Class B
         Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH, paragraph (b) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally. In addition, the Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                                        (1)  Subject to the provisions of
                 paragraph (3) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares eight (8) years after the end of the calendar month in which a shareholder's order to purchase such Class B Shares was accepted.

                                        (2)  Subject to the provisions of
                 paragraph (3) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Class B Shares generally.

                                        (3)  If an investment portfolio of the
                 Corporation implements any amendment to a Rule 12b-1 Plan (or, if presented to shareholders, adopts or implements a non-Rule 12b-1 shareholders services plan) which the Board of Directors determines would materially increase the charges that may be borne by the Class A Shareholders under such plan, the Class B Shares will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Board of Directors shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the Class B Shareholders. Should such amendment or adoption not be submitted to a vote of the Class B Shareholders or, if submitted, should the Class B Shareholders fail to approve such amendment or adoption, the Board of Directors shall take such action as is necessary to: (a) create a new class ("New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption; and (b) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Directors




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                 to implement the foregoing, and at the sole discretion of the
                 Board of Directors, such action may include the conversion of all Class B Shares for a new class ("New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Directors reasonably believes will not be subject to federal taxation.

                 Except as provided above, all provisions of the Articles of Incorporation relating to stock of the Corporation shall apply to shares of and to the holders of shares of all classes or series of stock, whether now or hereafter classified.

                          (c)  To the extent that the Corporation has funds or
property legally available therefor, each holder of shares of stock of the Corporation, upon proper written request (including signature guarantees, if required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem all or any number of the shares outstanding in the name of such holder on the books of the Corporation, at the net asset value of such shares. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the shares of stock of the Corporation to require the Corporation to redeem such shares or to receive payment for redeemed shares when permitted or required to do so by the 1940 Act or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

                 The Corporation, without the vote or consent of the stockholders of the Corporation, may redeem all shares of stock in any stockholder's account in which the value of such shares is less than $500.00, or such other minimum amount as the Board of Directors may from time to time establish in its discretion; provided, that any such redemption is at a price determined in accordance with the current prospectus of the class or series of stock to be redeemed.

                          (d)  All persons who shall acquire stock or
securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                 SIXTH: Directors. The initial number of directors of the Corporation shall be three (3), and the names of those who will serve as such until their successors are duly elected and qualified are as follows:

                                Charles T. Bauer
                                Lewis F. Pennock
                                 Louis S. Sklar

                 The By-laws of the Corporation may from time to time fix the number of directors at a number other than three (3), and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors initially set by these Articles of Incorporation or by the By-Laws (provided that in no case shall the number of directors be less than three (3) or the number of stockholders, whichever is less), and to fill vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders thereof.




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                 SEVENTH:  Other Powers.  In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the directors and stockholders:

                          (a)  The Board of Directors of the Corporation is
hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, in each case upon the terms and conditions and for such consideration as the Board of Directors shall from time to time determine.

                          (b)  No holder of shares of stock of the Corporation
shall, as such holder, have any right to purchase or subscribe for any shares of stock of the Corporation, other than such rights, if any, as the Board of Directors, in its discretion, may from time to time determine.

                          (c)  The Board of Directors is hereby empowered to
authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holder thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of the proportionate interest represented by such fractional shares. The Corporation shall not be obligated to issue stock certificates evidencing fractional shares.

                          (d)  Except to the extent otherwise prohibited by
applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation, and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction or business; and except to the extent otherwise provided by applicable law, no such contract, transaction or business shall be invalidated or violable, or in any way affected thereby, nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or such subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business, and in the case of directors of the Corporation, that any requirements of the Maryland General Corporation Law have been satisfied. Provided further, that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                          (e)  The net asset value of a share of any class or
series of stock of the Corporation shall be determined by or in accordance with the determination of the




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Board of Directors, which is authorized to determine the methods to be used to value the assets of a class or series, the amount and allocation of liabilities of the Corporation to each class or series, and all other matters in connection therewith.

                          (f)  Any determination made in good faith by or
pursuant to the direction of the Board of Directors as to the (i) amount of the assets, debts, obligations or liabilities of the Corporation, (ii) amount of any reserves or charges set up and the propriety thereof, (iii) time of or purpose for creating such reserves or charges, (iv) use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged, or shall be then or thereafter required to be paid or discharged), (v) value of any security or other asset owned or held by the Corporation, (vi) number of shares of the Corporation outstanding, (vii) net investment income of the Corporation, or (viii) other matters relating to the issuance, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation or the amount or payment of dividends, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future. Shares of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all determinations shall be binding as aforesaid.

                          (g)  The stockholders of the Corporation may remove
any director of the Corporation prior to the expiration of such director's term of office, for cause, and not otherwise, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

                          (h)   Notwithstanding any provision of law requiring
any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares entitled to vote thereon.

                 NINTH: Limitation of Liability; Indemnification. (a) No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The foregoing shall not be construed to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office.

                          (b)  The Corporation shall indemnify and advance
expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision of indemnification of directors, officers, employees and agents of the Corporation to the fullest extent permitted by the Maryland General Corporation Law.




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                          (c)  References to Maryland General Corporation Law
in this Article are to the law as amended from time to time. No further amendment to the Articles of Incorporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

                 TENTH: Quorum. At any meeting of stockholders, thirty percent (30%) of the outstanding shares of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum; provided, that if there is to be acted on at the meeting an action which requires the affirmative vote of "a majority of the outstanding voting securities" as such phrase is defined in the Investment Company Act of 1940, then a majority of the outstanding shares of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum. If any matter is to be voted on by individual class or series, then a quorum shall be required as to each such class or series.

                 ELEVENTH: Amendments. The Corporation reserves the right from time to time to amend, alter, change, add to, or repeal any provision contained in this Charter in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in this Charter, of any outstanding stock, and all rights conferred on stockholders and others herein are granted subject to this reservation.


                 THIRD: The restatement of the Charter of the Corporation as hereinabove set forth has been duly advised, authorized and adopted by the Board of Directors by unanimous written consent.

                 FOURTH: The Charter is not amended by these Articles of Restatement.

                 FIFTH: The current address of the principal office of the Corporation is as set forth in Article FOURTH of the foregoing restatement of the Charter.

                 SIXTH: The name and address of the Corporation's current resident agent is as set forth in Article FOURTH of the foregoing restatement of the Charter.

                 SEVENTH: There are nine Directors of the Corporation. The Directors currently in office are: Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar.




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                 EIGHTH:  The undersigned Vice President acknowledges these
Articles of Restatement to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

                 IN WITNESS WHEREOF, AIM INTERNATIONAL FUNDS, INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on November 14, 1994.

                                           AIM INTERNATIONAL FUNDS, INC.

Witness:



/s/ NANCY L. MARTIN                        By:  /s/ CAROL F. RELIHAN
-------------------                            ---------------------
Assistant Secretary                             Vice President




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